CIRCLE REPORTS THIRD QUARTER 2026 RESULTS NEW YORK – November 4, 2026 — Circle Internet Group, Inc. (NYSE: CRCL) today announced results for the third quarter of fiscal year 2026. Financial Highlights (Q3’26 vs. Q3’25) ● Average USDC in circulation of $73.3 billion increased 8% year-over-year; USDC onchain transaction volume in Q3’26 of $13.9 trillion grew 49% year-over-year. ● Total revenue and reserve income in Q3’26 of $865 million grew 17% year-over-year. ● Net income from continuing operations in Q3’26 of $226 million increased 5% year-over-year. ● Adjusted EBITDA in Q3’26 of $317 million grew 85% year-over-year. Business Highlights Payments Infrastructure Expansion: CPN hit $41.3B in annualized TPV this quarter and Circle signed a definitive agreement to acquire Tazapay, a Singapore-headquartered B2B cross-border payments platform, to further expand our platform. The deal is expected to close in 2027, pending regulatory approvals. ● Tazapay brings $25B+ in annualized payment volume, 60+ banking and fintech partners, and local payout rails covering 100+ markets. About 60% of Tazapay's transaction volume already includes stablecoins. ● The acquisition deepens Circle's ability to originate and terminate payments across APAC, LATAM, and emerging markets, where demand for USDC-denominated transactions is growing. Arc Mainnet Launch: Circle launched Arc public mainnet on September 16, the most significant product launch in Circle's history since USDC, with 100+ institutional and ecosystem builders on day one, native USDC integration, a founding validator cohort drawn from the institutions that run global finance. Mainnet is the start of a roadmap centered on proof of stake, privacy, and scalability. ● ARC Token: Circle completed the genesis mint of ARC, a full initial supply of 10 billion tokens, making Circle the first publicly traded company to mint a network token for a new layer-one blockchain. ARC is designed to serve as the native coordination mechanism for security, utility, and governance on Arc as the network works toward a transition to Proof of Stake in 2027. ● Developer Community: Arc's global developer community includes 75,000+ Arc House members and 10,000 Architect ambassadors who built 1,200+ projects on Arc during private mainnet.

Binance announced a $100 million equity investment in Circle Internet Group, Inc. and the expansion and renewal of its strategic partnership to promote USDC across Binance’s global platform, with an emphasis on emerging markets. Chelsea Football Club (FC) Principal Partnership: Circle became a Principal Partner of Chelsea FC with Circle and USDC brands appearing on the front of Men's, Women's, and Academy shirts starting with the 2026/27 season. The partnership puts USDC in front of hundreds of millions of football fans globally and reinforces the brand's borderless positioning. Allaria and Circle announced a partnership to expand USDC liquidity and institutional access in Argentina, building on Circle’s growing institutional presence in Argentina and strengthening local liquidity and utility of USDC. Tereina, a SAP-backed company, and Circle partnered to integrate USDC and EURC into Tereina’s payments infrastructure and enterprise workflows, starting with the SAP Ecosystem behind 84% of Global Commerce. Samsung Wallet now enables eligible Galaxy users in the U.S. to send money using USDC to qualifying bank accounts in more than 60 countries, with funds delivered in the recipient’s local currency. Visa moved its Visa Direct stablecoin prefunding from pilots to commercial deployment, with Inyo Global enabling eligible clients to fund cross-border payouts using USDC in near real time across 180+ countries. Volante Technologies and Circle collaborated to help financial institutions integrate stablecoin payment and settlement capabilities into their existing payment operations. “In Q3, we saw continued proof that institutions are building and expanding on USDC. Tereina is bringing USDC and EURC into the SAP ecosystem, Visa took stablecoin prefunding into commercial deployment, and Binance renewed and expanded our partnership,” said Jeremy Allaire, Co-Founder, CEO, and Chairman at Circle. “We also launched Arc on public mainnet with more than 100 institutional and ecosystem builders, giving them the infrastructure to build the next generation of financial applications. Together, we’re building the financial and economic infrastructure for the internet, and upgrading the system for a world where people, businesses, and AI agents all transact onchain.” 2

Key Financial Results and Operating Indicators The following table presents our key financial results and operating indicators, as well as the relevant GAAP measures, for the periods indicated: Key Financial Results Q3 2026 YoY Change ($ in millions unless noted otherwise) Total Revenue and Reserve Income $865 17% Revenue Less Distribution Costs(1) $453 55% RLDC Margin(2) 52% 1,291bps Net Income from Continuing Operations $226 5% Net Income from Continuing Operations Margin(3) 26% (285bps) Adjusted EBITDA(4) $317 85% Adjusted EBITDA Margin(4) 70% 1,117bps Key Operating Indicators Q3 2026 YoY Change ($ in billions unless noted otherwise) USDC in Circulation, end of period $73.9 0% USDC in Circulation, average of period $73.3 8% Reserve Return Rate 3.5% (61bps) USDC on Platform, end of period $13.9 36% USDC on Platform, daily weighted average percentage 18.1% 462bps (1) Revenue Less Distribution Costs (RLDC) is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs. (2) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income. (3) Net Income from Continuing Operations Margin is calculated as Net Income from Continuing Operations / Total Revenue and Reserve Income. (4) Refer to Non-GAAP Financial Measures for further details and for a reconciliation of the GAAP to non-GAAP measures presented. Adjusted EBITDA Margin is calculated as Adjusted EBITDA (New Definition) / Total Revenue and Reserve Income less Total Distribution, Transaction & Other Costs. 3

Third Quarter 2026 Financial Highlights and Operating Results

- **Reserve Income** of $658 million decreased 8% year-over-year, primarily from a 61 bps decline in the Reserve Return Rate, partially offset by 8% growth in average USDC in Circulation.
- **Other Revenue** of $207 million increased 627% year-over-year from the ARC token presale ($182 million), partially offset by lower subscription and services revenue.
- **Total Distribution, Transaction and Other Costs** of $412 million decreased 8% year-over-year, mostly from decreased distribution payments.
- **Operating Expenses** of $245 million increased 16% year-over-year, primarily due to higher G&A, D&A, IT infrastructure, and marketing expenses, partially offset by lower stock-based compensation expense.
- **Adjusted Operating Expenses** of $139 million increased 13% year-over-year, primarily due to higher G&A, IT infrastructure expenses, and marketing expenses.
- **Net Income** of $226 million increased 5% year-over-year, primarily due to higher operating income, partially offset by lower other income.
- **Adjusted EBITDA** of $317 million increased 85% year-over-year reflecting the ARC token presale revenue and lower distribution costs, partially offset by increased investment in costs related to new products.

Other Platform Metrics

	Q3 2026	YoY Change
(USDC related figures in $ billions; meaningful wallets in millions)		
USDC Minted	$104	31%
USDC Redeemed	$104	54%
Stablecoin Market Share, end of period[1]	27%	(183bps)
Meaningful Wallets, end of period[2]	7.3	16%

(1) Stablecoin market share is defined as the amount of USDC in circulation as a percentage of the total U.S. dollar fiat-backed stablecoins with circulation above $100 million, according to CoinMarketCap, and that have established periodic public attestations.

(2) Onchain digital asset wallets that hold more than $10 USDC.

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Guidance

To give investors insight into our business and expectations, management is providing guidance on the Company's key performance indicators listed below.

Key Indicator	Guidance period	Guidance unchanged
USDC in Circulation	Multi-year through cycle	40% CAGR
Other Revenue	FY 2026	$310-$330M[3]
RLDC Margin[1]	FY 2026	41.7-43.7%[3]
Adjusted Operating Expenses[2]	FY 2026	$570-$585M

(1) Revenue Less Distribution Costs (RLDC) Margin is Total Revenue & Reserve Income less Total Distribution, Transaction & Other Costs as a percentage of Total Revenue & Reserve Income.

(2) Adjusted Operating Expenses is a non-GAAP financial measure. Refer to Non-GAAP Financial Measures for further details and for a reconciliation of the GAAP to non-GAAP measures presented.

(3) Includes recognized ARC token presale revenue.

Conference Call and Livestream Information

Financial results and business highlights will be discussed during a livestream webcast event at 8 a.m. ET, hosted through Circle's official channels on YouTube and X. An audio only version of the livestream and all related materials will be hosted on Circle's Investor Relations website at https://investor.circle.com where a replay of the call and transcript will also be available shortly following earnings.

In addition to filings with the Securities and Exchange Commission, Circle uses its Investor Relations website (https://investor.circle.com), its blog (https://www.circle.com/blog), press releases (https://www.circle.com/pressroom), public conference calls and webcasts, its X feed (https://x.com/circle), its YouTube channel (https://www.youtube.com/@BuildOnCircle), and its LinkedIn page (https://www.linkedin.com/company/circle-internet-financial) as a means of disclosing material nonpublic information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these sites in addition to following Circle's SEC filings.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position; our plans with respect to the anticipated future expenses and investments; expectations relating to certain of our key financial and operating metrics; our business strategy and plans; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The

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words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: intense and increasing competition from new and existing issuers offering competing products, combined with the rise of yield-bearing digital assets, including TMMFs, that are attractive to digital asset trading participants, may reduce market demand and circulation of Circle stablecoins; stablecoins may face periods of uncertainty, loss of trust, or systemic shocks resulting in the potential for rapid redemption requests (or runs), and extreme scenarios, such as market shocks that affect the value of USDC’s reserves or simultaneous requests to redeem all or substantially all USDC in circulation, or concerns related to Circle stablecoin reserves, may lead to redemption delays and USDC reserves being insufficient to meet all redemption requests; as a relatively new innovation, stablecoins are particularly susceptible to operational challenges and risks, including due to surges in demand; any negative publicity regarding stablecoins or the broader digital asset industry may have an outsized negative effect on consumer confidence; the acceptance of Circle stablecoins could be negatively impacted by disruptions in secondary marketplaces that facilitate the purchase and sale of Circle stablecoins; the GENIUS Act will change the payment stablecoin ecosystem and may affect our business in ways that cannot yet be known; the GENIUS Act amends the U.S. federal securities laws to explicitly exclude from the definition of “security” payment stablecoins issued by PPSIs, which will include USDC, however, until those amendments are effective, we will continue to rely on our conclusion that USDC is not a security under the U.S. federal securities laws; we hold a substantial amount of USDC reserves in the Circle Reserve Fund and thus are subject to risks associated with the issuer, the manager, and the custodian of the Circle Reserve Fund; any significant disruption in our or our third-party service providers’ or partners’ technology could result in a loss of customers or funds and adversely impact our business, results of operations, financial condition, and prospects; our customers’ funds and digital assets may fail to be adequately safeguarded by us or the third-party service providers upon whom we rely; our inability to maintain existing relationships with financial institutions and similar firms or to enter into new such relationships could impact our ability to offer services to customers; we are subject to credit risks in respect of counterparties, including banks and other financial institutions; if we are unable to maintain existing distribution arrangements or enter into additional distribution arrangements on less favorable financial terms, USDC and EURC in circulation and Circle’s financial results may be adversely affected; Arc and the ARC token involve execution, market, and operational risk, including risks relating to launch timing, ecosystem adoption in a competitive blockchain market, technology and cybersecurity vulnerabilities, validator and governance dynamics, token price volatility, and the operational complexity of running the network and related treasury infrastructure; Arc and the ARC token present legal, regulatory, and structural risk, including uncertainty under securities and other financial regulatory 6 regimes, risks arising from token presale and distribution arrangements, potential liability tied to third-party ecosystem participants, conflicts and governance issues during any transition to decentralization, and possible repayment obligations if key launch milestones are not achieved; our products and services may be exploited by our customers, employees, service providers, and other third parties to facilitate illegal activity such as fraud, money laundering, terrorist financing, gambling, tax evasion, and scams; our compliance and risk management methods might not be effective; fluctuations in interest rates could impact our results of operations; we are subject to an extensive and highly evolving regulatory landscape; the regulatory environment to which we are subject gives rise to various licensing requirements, significant compliance costs and other restrictions, and noncompliance could result in a range of penalties, including fines, compliance costs, operational restrictions, reputational damage, and loss of licenses; we are subject to laws, regulations, and executive orders regarding economic and trade sanctions, anti-bribery, AML, and counter-terrorism financing that could impair our ability to compete in international markets or subject us to criminal or civil liability if we violate them; insiders will continue to have substantial control over Circle and limit shareholders’ ability to influence the outcome of key transactions, including a change of control; and our development and use of artificial intelligence in our business could result in reputational harm, competitive harm, and legal liability. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. For a detailed discussion of the risks, uncertainties, and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 9, 2026 as well as in other filings we may make with the SEC from time to time. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. Nothing in this communication constitutes an offer to sell or a solicitation of an offer to buy securities or an invitation or inducement to engage in investment activity. About Circle Internet Group, Inc. Circle (NYSE: CRCL) is a global financial technology firm that enables businesses of all sizes to harness the power of digital currencies and public blockchains for payments, commerce and financial applications worldwide. Circle is building the world’s largest, most-widely used, stablecoin network, and issues, through its regulated affiliates, USDC and EURC stablecoins. Circle provides a comprehensive suite of financial and technology services that empower enterprises and developers to integrate stablecoins and blockchains into their products, services and business operations. Contacts: Investor Relations | investors@circle.com   Media Relations | press@circle.com 7

CIRCLE INTERNET GROUP, INC. – CONDENSED CONSOLIDATED BALANCE SHEETS (in $ thousands, except share information) September 30, 2026 December 31, 2025 (unaudited) ASSETS Current assets: Cash and cash equivalents $ 1,699,951 $ 1,526,046 Cash and cash equivalents segregated for corporate-held stablecoins 1,016,461 822,963 Cash and cash equivalents segregated for the benefit of stablecoin holders 73,574,857 75,067,932 Accounts receivable, net 67,972 62,866 Stablecoins receivable, net 5,540 — Prepaid expenses and other current assets 334,448 321,660 Total current assets 76,699,229 77,801,467 Non-current assets: Restricted cash 2,814 2,792 Investments 124,356 84,265 Fixed assets, net 21,150 22,791 Digital assets 130,014 86,515 Goodwill 265,742 265,742 Intangible assets, net 446,352 411,146 Deferred tax assets, net 9,079 11,110 Other non-current assets 27,203 27,379 Total assets $ 77,725,939 $ 78,713,207 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Deposits from stablecoin holders $ 73,451,092 $ 74,912,567 Accounts payable and accrued expenses 290,764 360,609 Convertible debt, net of debt discount — 36,821 Other current liabilities 73,479 18,398 Total current liabilities 73,815,335 75,328,395 Non-current liabilities: Deferred tax liabilities, net 27,228 28,702 Other non-current liabilities 19,488 25,337 Total liabilities $ 73,862,051 $ 75,382,434 Stockholders’ equity Class A common stock ($0.0001 par value; 2.5 billion authorized as of September 30, 2026 and December 31, 2025; 237.1 million and 223.6 million issued and outstanding as of September 30, 2026 and December 31, 2025, respectively) 25 24 Class B common stock ($0.0001 par value; 500.0 million authorized as of September 30, 2026 and December 31, 2025; 19.1 million and 18.7 million issued and outstanding as of September 30, 2026 and December 31, 2025, respectively) 2 2 Class C common stock ($0.0001 par value; 500.0 million authorized as of September 30, 2026 and December 31, 2025; nil issued and outstanding as of September 30, 2026 and December 31, 2025) — — Treasury stock at cost (4.5 million and 4.7 million shares held as of September 30, 2026 and December 31, 2025, respectively) (2,607) (2,721) Additional paid-in capital 4,823,113 4,610,216 Accumulated deficit (963,211) (1,292,709) Accumulated other comprehensive income 5,138 14,515 Total stockholders’ equity attributable to common stockholders 3,862,460 3,329,327 Noncontrolling interests 1,428 1,446 Total stockholders’ equity 3,863,888 3,330,773 Total liabilities and stockholders’ equity $ 77,725,939 $ 78,713,207 8

CIRCLE INTERNET GROUP, INC. – CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in $ thousands, except per share information) Three Months Ended Nine Months Ended September 30, 2026 September 30, 2025 September 30, 2026 September 30, 2025 Revenue and reserve income Reserve income $ 657,624 $ 711,241 $ 1,977,865 $ 1,903,426 Other revenue 207,264 28,518 282,471 72,984 Total revenue and reserve income 864,888 739,759 2,260,336 1,976,410 Distribution, transaction and other costs Distribution and transaction costs 409,169 447,199 1,224,985 1,200,983 Other costs 2,465 413 5,900 1,218 Total distribution, transaction and other costs 411,634 447,612 1,230,885 1,202,201 Operating expenses Compensation expenses 124,130 129,295 396,256 708,307 General and administrative expenses 59,542 45,477 183,076 119,301 Depreciation and amortization expenses 34,169 23,002 90,832 51,091 IT infrastructure costs 17,919 9,401 47,000 25,833 Marketing expenses 11,318 5,623 26,592 17,393 Digital assets losses (gains) (2,158) (1,671) (2,000) 3,906 Total operating expenses 244,920 211,127 741,756 925,831 Operating income (loss) from continuing operations 208,334 81,020 287,695 (151,622) Other income (expense), net 19,915 72,071 49,545 (91,453) Net income (loss) from continuing operations before income taxes 228,249 153,091 337,240 (243,075) Income tax expense (benefit) 2,237 (61,294) 7,768 (40,151) Net income (loss) from continuing operations 226,012 214,385 329,472 (202,924) Less: Net loss attributable to noncontrolling interests (12) — (26) — Net income (loss) attributable to common stockholders $ 226,024 $ 214,385 $ 329,498 $ (202,924) Earnings (loss) per share attributable to common stockholders: Basic $ 0.89 $ 0.93 $ 1.33 $ (1.53) Diluted $ 0.84 $ 0.64 $ 1.23 $ (1.53) Weighted-average common shares used in computing earnings (loss) per share attributable to common stockholders: Basic 253,070 229,895 248,463 132,422 Diluted 267,776 266,682 268,155 132,422 9

Quarterly Results of Operations

The following table summarizes certain key financial performance measures derived from our unaudited quarterly consolidated statements of operations data for each of the three months ended September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026. The information for each of these periods has been prepared on the same basis as our audited annual consolidated financial statements and, in the opinion of management, reflects all adjustments of a normal, recurring nature that are necessary for the fair statement of the results of operations for these periods.

	Three Months Ended				
(in $ millions, except RLDC Margin and Net Reserve Margin)	**September 30, 2026**	**June 30, 2026**	**March 31, 2026**	**December 31, 2025**	**September 30, 2025**
Reserve Income	$ 658	$ 668	$ 653	$ 733	$ 711
Other Revenue	207	34	42	37	29
Total Revenue and Reserve Income	**$ 865**	**$ 701**	**$ 694**	**$ 770**	**$ 740**
Distribution and Transaction Costs	$ 409	$ 410	$ 405	$ 461	$ 447
Other Costs	2	2	1	1	0
Total Distribution, Transaction and Other Costs	**$ 412**	**$ 412**	**$ 407**	**$ 461**	**$ 448**
Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs	**$ 453**	**$ 289**	**$ 287**	**$ 309**	**$ 292**
RLDC Margin[1]	52%	41%	41%	40%	39%
Net Reserve Margin[2]	38%	39%	38%	37%	37%

Note: Figures presented may not sum precisely due to rounding.

(1) RLDC Margin is calculated as Total Revenue and Reserve Income less Total Distribution, Transaction and Other Costs as a percentage of Total Revenue and Reserve Income.

(2) Net Reserve Margin is Reserve Income less Distribution and Transaction Costs as a percentage of Reserve Income.

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, Adjusted EBITDA and Adjusted Operating Expenses are non-GAAP financial measures regarding our operational performance.

Management and our board of directors use non-GAAP financial measures to (i) monitor and evaluate the growth and performance of our business operations, (ii) evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (iii) review and assess the performance of our management team and other employees, and (iv) prepare budgets and evaluate strategic investments. Accordingly, we believe that non-GAAP measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Non-GAAP financial measures, including Adjusted EBITDA and Adjusted Operating Expenses, have limitations as financial measures and should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income from continuing operations excluding: net loss attributable to noncontrolling interests; depreciation and amortization expenses; interest expense, net of amortization of discounts and premiums; interest income; income tax expense (benefit); stock-based compensation expense and payroll tax expense related to stock-based compensation; certain legal expenses; realized and unrealized (gains) losses, net, on digital assets held for investment, other related investments and strategic investments; realized (gains) losses on available-for-sale debt securities; impairment losses on strategic investments; restructuring expenses; acquisition-related costs; change in fair value of convertible debt, warrant liability, embedded derivatives and U.S. Treasury securities; charitable contributions to Circle Foundation; losses on sale of long-lived assets; and foreign currency exchange (gains) losses.

Beginning in the first quarter of 2026, we have amended the above definition of Adjusted EBITDA to exclude payroll tax expense related to stock-based compensation, because these taxes are directly related to stock-based compensation expense which is already excluded from Adjusted EBITDA. These expenses represent employer payroll taxes related to the vesting and settlement of certain equity awards, and are variable with our stock price and other factors outside of our control.

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We believe it is useful to exclude non-cash charges, such as depreciation and amortization, stock-based compensation expense, and change in fair value of various financial instruments as well as certain cash charges such as payroll tax related to stock-based compensation from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax expense (benefit), interest income, interest expense, and non-routine items as these items are not components of our core business operations. Adjusted Operating Expenses Adjusted Operating Expenses excludes depreciation and amortization, charitable contributions to Circle Foundation, digital assets losses (gains), stock-based compensation, and restructuring expenses. Beginning in the first quarter of 2026, we have amended the definition of Adjusted Operating Expenses to exclude (a) payroll tax expense related to stock-based compensation, because these taxes are directly related to stock-based compensation expense which is already excluded from Adjusted Operating Expenses and these taxes are variable with our stock price and other factors outside of our control (which will also be reflected in Adjusted EBITDA as discussed above), as well as (b) certain one-time legal expenses, acquisition-related costs, and where relevant, restructuring expenses, as they reflect the same adjustments as in Adjusted EBITDA. We believe it is useful to exclude certain non-cash charges from Adjusted Operating Expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We have provided a reconciliation below of Adjusted EBITDA to Net Income from Continuing Operations and of Adjusted Operating Expenses to Operating Expenses, in each case, the most directly comparable GAAP financial measure. 11

CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME FROM CONTINUING OPERATIONS

(in $ thousands)	Three Months Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net income from continuing operations	**$ 226,012**	**$ 48,214**	**$ 55,246**	**$ 133,406**	**$ 214,385**
Less: Net loss attributable to noncontrolling interests	(12)	(7)	(7)	(10)	—
Net income attributable to common stockholders	**$ 226,024**	**$ 48,221**	**$ 55,253**	**$ 133,416**	**$ 214,385**
Adjusted for:					
Depreciation and amortization expenses	34,169	29,896	26,767	25,536	23,002
Interest expense, net of amortization of discounts and premiums	24	64	38	193	354
Interest income[1]	(14,102)	(14,517)	(13,709)	(16,302)	(13,453)
Income tax expense (benefit)	2,237	4,092	1,439	6,776	(61,294)
Stock-based compensation expense[2]	43,092	53,599	51,836	59,414	59,081
Legal expenses[3]	6,741	10,341	7,019	2,875	3,014
Realized and unrealized (gains) losses, net, on digital assets held for investment, other related investments and strategic investments	(18,545)	(3,702)	3,325	(25,074)	(2,267)
Restructuring expenses[4]	9,145	—	—	—	—
Acquisition-related costs[5]	7,746	1,920	1,870	—	—
Impairment losses on strategic investments	—	115	251	—	500
Change in fair value of convertible debt, warrant liability, embedded derivatives, and U.S. Treasury securities	13,916	1,876	4,108	(42,472)	(56,212)
Charitable contributions to Circle Foundation[6]	4,629	5,411	7,737	23,149	—
Losses on sale of long-lived assets	—	—	—	—	6
Foreign currency exchange gains	(1,153)	(1,475)	(5,121)	(29)	(655)
Adjusted EBITDA (Prior Definition)	**$ 313,923**	**$ 135,841**	**$ 140,813**	**$ 167,482**	**$ 166,461**
Stock-based compensation related payroll expense[7]	2,739	7,637	10,588	8,428	5,015
Adjusted EBITDA (New Definition)	**$ 316,662**	**$ 143,478**	**$ 151,401**	**$ 175,910**	**$ 171,476**

(1) Reflects interest income from corporate cash and cash and cash equivalents balances. For the avoidance of doubt, this amount does not include the impact of reserve income.

(2) Includes -$5.7 million of stock-based compensation expense in connection with the restructuring as discussed in (4) below due to related RSU forfeitures for the three months ended September 30, 2026.

(3) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to one-time regulatory matters.

(4) Reflects the charges related to a workforce reduction of approximately 5% designed to better align our organizational structure with our operating model and strategic priorities. Restructuring expenses primarily consisted of cash expenditures for notice period and severance payments, employee benefits and related costs.

(5) Reflects one-time legal and professional services costs related to the pending Tazapay acquisition for the three months ended September 30, 2026, and special one-time compensation related to an asset acquisition that closed in January 2026 for the three and nine months ended September 30, 2026.

(6) Reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund.

(7) Beginning in the first quarter of 2026, we have amended the definition of Adjusted EBITDA to exclude payroll tax expense related to stock-based compensation.

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CIRCLE INTERNET GROUP, INC. – RECONCILIATION OF ADJUSTED OPERATING EXPENSES TO OPERATING EXPENSES

(in $ thousands)	Three Months Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Operating expenses	**$ 244,920**	**$ 254,486**	**$ 242,350**	**$ 253,595**	**$ 211,127**
Adjusted for:					
Stock-based compensation expense and related payroll taxes[1]	(45,831)	(61,236)	(62,424)	(67,842)	(64,096)
Depreciation and amortization expenses[2]	(34,169)	(29,896)	(26,767)	(25,536)	(23,002)
Digital assets losses (gains)[3]	2,158	698	(856)	(1,387)	1,671
Charitable contributions to Circle Foundation[4]	(4,629)	(5,411)	(7,737)	(23,149)	—
Legal expenses[5]	(6,741)	(10,341)	(7,019)	(2,875)	(3,014)
Acquisition-related costs[6]	(7,746)	(1,920)	(1,870)	—	—
Restructuring expenses[7]	(9,145)	—	—	—	—
Adjusted Operating Expenses	**$ 138,817**	**$ 146,380**	**$ 135,677**	**$ 132,806**	**$ 122,686**

(1) Represents equity compensation and associated payroll taxes. In addition, the stock-based compensation expense in connection with the restructuring as discussed in (7) below was -$5.7M due to related RSU forfeitures for the three months ended September 30, 2026.
(2) Includes depreciation of fixed assets, and amortization of internally developed software and intangible assets.
(3) Represents the fair value losses/gains of digital assets, a non-cash expense.
(4) Reflects the charge related to the charitable contribution of shares of our Class A common stock for the benefit of Circle Foundation, a donor-advised fund.
(5) Reflects litigation expenses related to the FT Partners litigation, legal and settlement expenses related to legacy businesses, and legal fees and other costs related to one-time regulatory matters.
(6) Reflects one-time legal and professional services costs related to the pending Tazapay acquisition for the three months ended September 30, 2026, and special one-time compensation related to an asset acquisition that closed in January 2026 for the three and nine months ended September 30, 2026.
(7) Reflects the charges related to a workforce reduction of approximately 5% designed to better align our organizational structure with our operating model and strategic priorities. Restructuring expenses primarily consisted of cash expenditures for notice period and severance payments, employee benefits and related costs.

CIRCLE INTERNET GROUP, INC. – FORWARD OUTLOOK RECONCILIATION OF ADJUSTED OPERATING EXPENSES TO OPERATING EXPENSES

(in $ millions)	FY26	
	Low	High
Operating expenses	**$ 973**	**$ 1,056**
Adjusted for:		
Stock-based compensation expense and related payroll taxes[1]	(219)	(249)
Depreciation and amortization expenses[2]	(116)	(141)
Digital assets losses (gains)[3]	2	2
Charitable contributions to Circle Foundation[4]	(23)	(23)
Legal expenses[5]	(24)	(37)
Acquisition-related costs[6]	(14)	(14)
Restructuring expenses[7]	(9)	(9)
Adjusted Operating Expenses	**$ 570**	**$ 585**

(1) Represents equity compensation and associated payroll taxes. The range of guidance depends on incremental headcount through the rest of the year and stock price. In addition, the stock-based compensation expense in connection with the restructuring as discussed in (7) below was -$5.7M due to related RSU forfeitures.
(2) Includes depreciation of fixed assets, and amortization of internally developed software and intangible assets. The range of the guidance depends on capitalization rates, total SBC and cash compensation throughout the rest of the year.
(3) Represents the year to date fair value losses/gains of digital assets, a non-cash expense, and we are not forecasting the amounts in 2026.
(4) Reflects the transfer of 268,239 shares of Class A common stock for the benefit of the Circle Foundation, a donor-advised fund.

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(5) Represents estimated fees associated with specific nonrecurring costs, including the one-time implementation of new governance structures to meet U.S. regulatory requirements. (6) Reflects one-time legal and professional services costs related to the pending Tazapay acquisition, and special one-time compensation related to an asset acquisition that closed in January 2026. (7) Reflects the charges related to a workforce reduction of approximately 5% designed to better align our organizational structure with our operating model and strategic priorities. Restructuring expenses primarily consisted of cash expenditures for notice period and severance payments, employee benefits and related costs. 14